                                                                   EXHIBIT 10.18



                          GENERAL CONTINUING GUARANTY


                 This General Continuing Guaranty ("Guaranty"), dated as of November 1, 1985, is executed by CHARLES KING & ASSOCIATES, a California limited partnership ("Guarantor"), in favor of WELLS FARGO BANK, N.A., a national banking association ("Bank"), in order to induce Bank to issue two irrevocable standby letters of credit in the aggregate amount of $4,600,000.00 (the "Letters of Credit") in favor of Bank One Trust Company, N.A., a national banking association ("Trustee"), pursuant to that certain Series A Reimbursement Agreement (the "Series A Reimbursement Agreement") and that certain Series B Reimbursement Agreement (the "Series B Reimbursement Agreement"), both between Bank and Radiation Sterilizers, Incorporated, a California corporation ("Company"), and both dated as of even date herewith (collectively, the "Reimbursement Agreements"). Capitalized terms used and not otherwise defined in this Guaranty shall have the same meanings as set forth for them in the Series A Reimbursement Agreement.

                 1. Guaranty of Indebtedness. For valuable consideration, Guarantor irrevocably and jointly, severally and unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America, any and all Indebtedness of Company to Bank arising from or in connection with the Reimbursement Agreements or the other "Loan Documents" (which latter term, as used throughout this Guaranty, shall include both Loan Documents as defined in the Series A Reimbursement Agreement and Loan Documents as defined in the Series B Reimbursement Agreement) or the issuance by Bank of the Letters of Credit or any payments by Bank thereon. The word "Indebtedness" is used herein in its most comprehensive sense and includes
(a) any and all existing and future obligations of Company to Bank under the Reimbursement Agreements or the other Loan Documents and including any and all other present and future advances, debts, obligations and liabilities of Company heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising from the transaction in which the Reimbursement Agreements or the other Loan Documents were created, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Company may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become invalid or other- wise unenforceable; and (b) any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including but not limited to amendments, modifications, renewals





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or extensions which are evidenced by a new or additional instrument, document or agreement or which change the rate of interest on any Indebtedness.

                 2. Continuing Nature of Guaranty. This is a continuing guaranty relating to any indebtedness, including that arising under successive and future transactions which shall either increase or continue the Indebtedness or from time to time renew it after it has been satisfied,

                 3. Loan Documents. Guarantor has read, is familiar with and approves the Reimbursement Agreements and the other Loan Documents.

                 4. Rights Independent. The obligations hereunder are independent of the obligations of Company or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought and prosecuted against Company or any other guarantor and whether or not Company or any other guarantor is joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Bank shall continue, with respect to any amount at any time paid on account of the Indebtedness guaranteed hereby, which shall thereafter be required to be restored or returned by Bank upon the bankruptcy, insolvency or reorganization of Company, or otherwise, all as though such amount had not been paid.

                 5. Authority to Modify Obligations. To the extent permitted under Section 4.4 of the Series A Reimbursement Agreement and Section
4.3 of the Series B Reimbursement Agreement, Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) accept partial payments on the Indebtedness; (c) accept new or additional documents, instruments or agreements relative to the Indebtedness; (d) take and hold security or additional guarantees for the payment of this Guaranty or the Indebtedness, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate, modify and release in any manner any such security or guarantees; (e) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; (f) release or substitute any one or more of any other guarantors; and (g) settle, release on terms satis-





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factory to Bank or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any Indebtedness and/or security therefor in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the obligations of Guarantor hereunder. Bank may without notice assign this Guaranty in whole or in part.

                 6. Waiver of Defenses. Guarantor waives any right to require Bank to: (a) proceed against Company or any other guarantor; (b) proceed against or exhaust any security for the Indebtedness; (c) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Indebtedness; or (d) pursue any other remedy in Bank's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Company, or by reason of the cessation from any cause whatsoever of the liability of Company, or by reason of any act or omission of Bank or others which directly or indirectly results in or aids the discharge or release of Company or any Indebtedness or any security or guaranty therefor by operation of law or otherwise. Until all indebtedness of Company to Bank shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Company or any other guarantor, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank. Guarantor waives all setoffs and counterclaims and all pre-sentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness.

                 7. Reliance. Guarantor acknowledges that Bank is relying on this Guaranty and on the financial strength, solvency and business reputation of Guarantor in issuing the Letters of Credit and executing the Reimbursement Agreements and the other Loan Documents, and that Bank would be unwilling to issue the Letters of Credit in the absence of this Guaranty.

                 8. Attorney's Fees. Guarantor agrees to pay a reasonable attorney's fee and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty and in the collection of the indebtedness of Company to Bank.

                 9. Representations and Warranties. Guarantor represents and warrants to Bank that:





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                 (a)      Formation of Guarantor.  Guarantor (i) is a limited
partnership duly organized, validly existing and in good standing under the laws of the State of California, (ii) has all requisite power and authority to conduct its business and to own and lease its properties, and (iii) is in good standing in every jurisdiction in which the nature of business conducted by it makes such qualification necessary or where failure to so qualify would have a material adverse effect on its business or financial condition or its performance of its obligations hereunder.

                 (b)      Execution, Delivery and Performance of Guaranty.

                          (i) Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Guaranty.

                          (ii) The execution and delivery by Guarantor of, and the performance by Guarantor of all of its obligations under, this Guaranty have been duly authorized by all necessary action and do not and will not:

                                  (1)      require any consent or approval not
                          heretofore obtained of any Person having any interest in Guarantor;

                                  (2) violate any provision of, or require any consent under, the partnership agreement, statement of partnership or any other governing document applicable to Guarantor;

                                  (3) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others, or other encumbrance of any nature (other than under the Reimbursement Agreements or the other Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Guarantor;

                                  (4)      violate any provision of any law,
                          rule, regulation (including without limitation Regulations U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determina-





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                          tion or award presently in effect having
                          applicability to Guarantor; or

                                  (5)      result in a breach of or constitute
                          a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or any of its property is bound or affected.

                          (iii) At the time of execution of this Guaranty, Guarantor is not in default in any respect that is materially adverse to the interests of the holder of this Guaranty or that would have any material adverse effect on the financial condition of Guarantor or the conduct of its business under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in subsections (b) (ii)(4) or (5), above.

                          (iv) No authorization, consent, approval, order, license, exemption from, or filing or registration or qualification with, any court or governmental department, public body, authority, commission, board, bureau, agency, or instrumentality, is or will be required to authorize, or is otherwise required in connection with the following:

                                  (1)      the execution and delivery by
                          Guarantor of, and the performance by Guarantor of all of its obligations under, this Guaranty, or

                                  (2)      the creation of the liens, security
                          interests, or other charges or encumbrances created by the deeds of trust or mortgages described in subsections 4.2(d) and (e) of the Series A Reimbursement Agreement (the "Guaranty Deeds of Trust"), encumbering two parcels of real property (and the improvements thereon) located in the States of California and Illinois (the "Guaranty Properties") and the Guaranty Security Agreement described in subsection 4.2(h) of the Series A Reimbursement Agreement (the "Guaranty Security Agreement"), granting a security interest in certain personal pro-





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                 perty relating to the Guaranty Properties (the "Guaranty
                 Personal Property").

                          (v) This Guaranty, when executed and delivered, will constitute the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

                 (c) Financial Statements. Guarantor has furnished to Bank the balance sheet and statement of profit and loss for Guarantor for the year ending December 31, 1984, and for the period ending September 30, 1985, and such statements fairly present the financial position of Guarantor as of the date thereof, in conformity with generally accepted accounting principles.

                 (d) No Material Adverse Change. There has been no material adverse change in the condition, financial or otherwise, of Guarantor since the date of the financial statements described in subsection (c), above; since that date, Guarantor has not entered into any material transaction not disclosed in such financial statements or otherwise disclosed in writing to Bank; Guarantor has no material liability or contingent liability not reflected or disclosed in such financial statements or writings; and there are no material mortgages, deeds of trust, pledges, liens, security interests, claims, charges, rights of others or encumbrances for borrowed money (including liens or retained security titles of conditional vendors) of any nature whatsoever on any property of Guarantor, and no material indebtedness of Guarantor, not disclosed in such financial statements or otherwise disclosed to Bank in writing.

                 (e) Tax Liability. Guarantor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any; provided, however, that Guarantor shall not be required to pay and discharge any such tax so long as the legality thereof shall be promptly and actively contested in good faith and by appropriate proceedings. Guarantor has established and is maintaining adequate reserves for tax liabilities, if any, in accordance with generally accepted accounting principles (including any tax liabilities contested pursuant to this subsection (e)).




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                 (f)      Compliance with Laws.  Guarantor is and shall remain
         in compliance in all material respects with all laws, regulations and requirements applicable to it and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that is necessary for the transaction of its business.

                 (g) Litigation. There are no material actions, suits or proceedings pending or threatened against or affecting Guarantor or any property of Guarantor before any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, except as expressly disclosed to Bank in writing by Guarantor prior to the execution of this Guaranty.

              10. Affirmative Covenants. For so long as any obligation of Company or Guarantor in connection with the Reimbursement Agreements or any other Loan Document remains outstanding, Guarantor shall, unless Bank otherwise consents in writing:

              10.1 Protection of Liens on Properties. Maintain the liens created by the Guaranty Deeds of Trust upon the Guaranty Properties and take such actions and execute and deliver to Bank such instruments and documents as Bank may reasonably require from time to time in connection therewith.

              10.2 Protection of Security Interest in Personal Property. Maintain the lien created by the Guaranty Security Agreement upon the Guaranty Personal Property, and take such actions and execute and deliver to Bank such instruments and document as Bank may reasonably require from time to time in connection therewith, including without limitation any supplemental security agreements, form UCC-1 or UCC-2 financing statements or other instruments and documents extending or perfecting the security interests of Bank and Trustee in and to the Guaranty Personal Property as it may exist from time to time.

              10.3 Payment of Taxes, Assessments and Charges. Pay all taxes, assessments, charges and levies imposed by any public authority or utility company which are or may become a lien affecting either Guaranty Property or any part thereof, including without limitation assessments on any appurtenant water stock; provided, however, that Guarantor shall not be required to pay and discharge any such tax,





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assessment, charge or levy so long as (a) the legality thereof shall be promptly and actively contested in good faith and by appropriate proceedings and (b) Guarantor maintains reserves adequate to pay any liabilities contested pursuant to this Section 10.3.


                 10.4 Insurance. Provide or cause to be provided the following policies of insurance in connection with the Guaranty Properties:

                          (a) builder's risk-all risk insurance covering 100% of the replacement cost of all improvements on each Guaranty Property in the event of fire, lightning, windstorm, vandalism, malicious mischief and such other hazards, casualties and contingencies as are normally and usually covered by extended coverage policies in effect in the localities where each Guaranty Property is situated (including insurance against loss by flood if either Guaranty Property is now or hereafter located in an area designated as being subject to the danger of flood);

                          (b) public liability insurance in an amount deemed necessary from time to time by Bank, but in no event less than $3,000,000 for a "single occurrence";

                          (c) property damage insurance in an amount deemed necessary from time to time by Bank, but in no event less than $1,000,000;

                          (d) such business interruption insurance with respect to business uses of each Guaranty Property as Bank may require (including insurance against rental or income loss during a period of repair or restoration of damage for a period of at least one year); and

                          (e) such other policies of insurance as Bank may reasonably require from time to time.

All such insurance coverages (i) shall be maintained as long as any obligation of Company or Guarantor in connection with this Agreement, the Reimbursement Agreements, the Letters of Credit or any of the other Loan Documents remains outstanding at Company's and/or Guarantor's sole cost and expense, (ii) shall be with insurers of recognized responsibility which are approved in writing by Bank, (iii) shall be in form and substance satisfactory to Bank, (iv) shall include a "lender's loss payable endorsement" (form 438 BFU) in form and substance satisfactory to Bank, assuring Bank that all





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Certificates of insurance for all of the above insurance policies, showing the same to be in full force and effect, shall be delivered to Bank upon demand by Bank therefor at any time while any obligation of Company or Guarantor in connection with the Series A Bonds or the Series B Bonds (as defined in the Series B Reimbursement Agreement), this Agreement, the Reimbursement Agreements, the Letters of Credit or any of the other Loan Documents remains outstanding. All policies insuring against damage to the improvements on either Guarantor Property shall contain an agreed value clause sufficient to eliminate any risk of co-insurance.

                 10.4.1 Delivery of Proceeds to Bank. In the event that, notwithstanding the "lender's loss payable endorsement" requirement of this
Section 10.4, the proceeds of any insurance policy described herein are paid to Guarantor, Guarantor shall deliver such proceeds to Bank immediately upon receipt.

                 10.4.2 Application of Casualty Insurance Proceeds. Any proceeds collected (the "Proceeds") under any fire or other physical damage insurance policy described in this Section 10.4 shall be disbursed to Guarantor as provided in subsection 10.4.2.1, but only upon fulfillment of each of the following conditions within 60 days following the occurrence of the damage for which the Proceeds are collected:

                 (a) Guarantor shall demonstrate to Bank's reasonable satisfaction that the Proceeds (together with amounts deposited by Guarantor pursuant to subsection (b)) will be adequate to accomplish the repair and reconstruction of the improvements of the Guaranty Property that has been damaged or destroyed, and to restore the fair market value of the Guaranty Property to at least the value it had immediately prior to sustaining the damage, Such demonstration shall include delivery to Bank of (i) plans and specifications reasonably satisfactory to Bank and (ii) a construction contract in form and content, and with a contractor, reasonably satisfactory to Bank.

                 (b) To the extent that the Proceeds are insufficient to accomplish the repairs and reconstruction required above, Guarantor shall deliver to Bank funds (the "Shortfall Funds") in the amount of such shortfall, which funds shall be assigned to Bank and Trustee as security for the Secured Obligations and shall be held and disbursed in the same manner as the Proceeds.




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                 (c)      Guarantor shall execute such documents, in form and
         content satisfactory to Bank, as Bank requires to evidence and secure Guarantor's obligation to use all amounts disbursed for the prompt repair and reconstruction of the Guaranty Property in accordance with the plans and specifications approved by Bank.

                 (d) There shall have occurred no Event of Default which remains uncured or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, and Bank shall have received a certificate to that effect signed by Guarantor and a Designated Representative.

                          10.4.2.1         Any Proceeds and Shortfall Funds to
be disbursed to Guarantor shall be held by Bank in a noninterest- bearing account and disbursed in accordance with Bank's customary construction lending practices. Any amounts remaining undisbursed following completion of (and full payment for) such repairs and reconstruction shall be returned to Guarantor up to the amount of any Shortfall Funds deposited by Guarantor, and any other amounts remaining shall, as Bank chooses in its sole and absolute discretion, either (a) be paid to Guarantor or (b) applied by Bank against (and/or held by bank as security for) the Secured Obligations, as Bank and Trustee's interests in the Guaranty Property then appear.

                          10.4.2.2         In the event Guarantor fails to
fulfill the conditions set forth in subsections 10.4.2(a) through 10.4.2(d) within 60 days following the date on which the damage occurs, the Proceeds shall be applied by Bank against (and/or held by Bank as security for) the Secured Obligations, as Bank and Trustee's interests in the Guaranty Property then appear.

                          10.4.2.3         In the event Bank applies any
Proceeds against (and/or Bank holds any Proceeds as security for) any portion of the Secured Obligations and the fair market value of the Guaranty Property (together with all other collateral then held by Bank and Trustee for such obligations) immediately thereafter is, in Bank's reasonable judgment, inadequate to secure all remaining obligations to Bank and Trustee secured by the applicable Guaranty Deed of Trust, Bank may thereupon require that Guarantor, within 30 days of Bank's written demand, provide additional cash collateral in the minimum amount necessary to adequately secure the shortfall.





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                 10.5     Governmental Approvals.  Deliver to Bank, from time
to time at Bank's request, evidence in form and substance satisfactory to Bank that Guarantor has complied with all applicable laws, ordinances, regulations and other requirements relating thereto.

                 10.6 Compliance with Requirements. Comply with all conditions, covenants, restrictions, easements, reservations, rights, rights of way and all applicable laws, ordinances, regulations, use permits, occupancy permits, building permits and other requirements, including without limitation those affecting or relating to either Guaranty Property, the construction of any improvements thereon or Guarantor's operations thereon.

                 10.7 Continued Existence. Maintain its existence, and continue to be a limited partnership in good standing in the State of California. In connection with the covenants given pursuant to this Section 10.7, Guarantor agrees that it will not dissolve or otherwise dispose of all or substantially all of its assets.

                 10.8 Books and Records. Maintain full and complete books of account and other records reflecting the results of its operations (in conjunction with any other ventures as well as specifically with respect to the Guaranty Properties), including without limitation all contributions of equity investment capital, and provide to Bank, promptly after request by Bank therefor, such financial statements and other information pertaining to Guarantor, and the assets and operations of Guarantor, as Bank may from time to time request.

                 10.9 Maintenance and Furnishing of Properties. Maintain the Guaranty Properties, and each portion thereof (including without limitation equipment, machinery and fixed assets) fully furnished and in good condition and repair; and not permit any waste or damage with respect thereto.

                 10.10 Annual Operating Statements. Deliver to Bank the following;

                          (a) Promptly and in any event within ninety (90) days after the end of each fiscal year of Guarantor, balance sheets and statements of income for Guarantor's operations for such fiscal year, accompanied with all supporting schedules and certificates of Guarantor's managing general partner that the statements are true and correct.





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
                          (b) Upon request, copies of all such regular or periodic financial statements or financial reports as Guarantor shall send to its partners,

                          (c) Upon request, copies of all such regular or periodic reports which are available for public inspection which Guarantor may be required to file with any federal or state department, bureau, commission or agency, including without limitation tax returns.

                 10.11 Quarterly Operating Statements. Deliver to Bank, upon Bank's request, within thirty (30) days after the end of each calendar quarter, an income statement reflecting the operation of the Guaranty Properties during such quarter. Such quarterly statement shall contain such information as Bank may reasonably require.

                 10.12 List of Guaranty Personal Property. Deliver to Bank, from time to time, within thirty days of Bank's request therefor, a list of all of the Guaranty Personal Property then in existence,

                 10.13 Notice of Litigation. Give notice to Bank, within twenty (20) days of Guarantor's learning thereof, of any of the following:

                                  (a)      any litigation materially affecting
         or relating to either Guaranty Property;

                                  (b)      any dispute between Guarantor and
         any municipal or other governmental authority relating to either Guaranty Property, the adverse determination of which might materially affect that Guaranty Property;

                                  (c) any threat or commencement of proceedings
         in condemnation or eminent domain relating to either Guaranty
         Property,

                 10.14 Security of Properties. Take such measures to protect the physical security of each Guaranty Property and the Guaranty Personal Property as Bank may reasonably deem advisable.

                 10.15 Copies of Leases. Upon request by Bank, give written notice to Bank of the entry by Guarantor into any lease or other agreement pursuant to which any Person is given any right to occupy or use any portion of either Guaranty Property, together with true and correct copies of each such lease or other agreement.





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
                 11. Negative Covenants. For so long as any obligation of Company or Guarantor in connection with the Reimbursement Agreements or any of the other Loan Documents remains outstanding, Guarantor shall not, unless Bank otherwise consents in writing:

                 11.1 Liens on Guaranty Property. Create or cause or suffer to become effective any mortgage, deed of trust or like lien or encumbrance affecting either Guaranty Property or any portion of the same, except for the lien of non-delinquent real property taxes and those matters listed in Exhibit "D" to the Series A Reimbursement Agreement.

                 11.2 Liens on Guaranty Personal Property. Install in, or otherwise use in connection with, any Guaranty Property any Guaranty Personal Property under any security agreements or similar agreements however denominated, other than the Permitted Liens (as defined in the Guaranty Security Agreement), whereby the right is reserved or accrues to anyone to remove or repossess any such times or whereby any Person other than Bank or Trustee reserves or acquires a lien upon such items. In no event shall any financing of personal property be permitted pursuant to this Section 11.2 if such financing will result in a "determination of taxability" (as that term is defined in the Bond Documents) as to interest on the Series A Bonds and the Series B Bonds.

                 11.3 Transfers of Guaranty Property or Obligations. Assign or delegate any obligations under this Guaranty or any other Loan Document or sell, assign, convey, lease as a whole or otherwise transfer any Guaranty Property, any of the Guaranty Personal Property, or any interest therein (except for dispositions of personal property permitted pursuant to Section 11.4, below, occupancy agreements permitted pursuant to Section 11.5, below, and junior encumbrances permitted pursuant to Sections 11.1 and 11.2, above), without (a) obtaining the express prior written consent of Bank, which consent may be granted or withheld in its sole discretion; or (b) providing Bank and Trustee with substitute collateral acceptable to Bank. In connection with the restrictions contained in this Section 11.3, Guarantor acknowledges that Bank has entered into the transactions contemplated by the Reimbursement Agreements in reliance upon the financial strength, creditworthiness, reputation and management expertise of Guarantor and would not have entered into such transaction but for such reliance.





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                 11.4     Removal of Personal Property.  Remove or permit the
removal from any Guaranty Property of any items of Guaranty Personal Property. Guarantor shall keep detailed records of each such removal, substitution, sale or other disposition and make such records available to Bank upon its request from instruments and documents as Bank may require in connection with the attachment and perfection of the security interests of Bank and Trustee in and to any new or replacement items of Guaranty Property on or about any Guaranty Property.

                 11.5 Leases. Enter into any leases, management agreements or other agreements pursuant to which any Person is given any right to occupy, manage or operate either Guaranty Property or any portion thereof or space therein other than (a) leases or agreements which are expressly terminable at will by Guarantor and its successors and assigns on not more than thirty (30) days' notice, and (b) other leases and agreements, subject to the express prior written approval of Bank (which approval shall not be unreasonably withheld).

                 11.6 Easements. Grant, convey or cause to be effective any easement, license, right of way, or title restriction or limitation affecting either Guaranty Property or any portion of the same without the express prior written consent of Bank (which consent shall not be unreasonably withheld); provided, however, that Guarantor may grant routine easements which are reasonably necessary and required by governmental or quasigovernmental entities or utility companies for the furnishing of utilities or services without the requirement of such consent by Bank, so long as such easements shall not materially weaken, diminish or impair the security of either Guaranty Deed of Trust or interfere with the intended use of either Guaranty Property.

                 12. Continuing Financial Reports. Guarantor shall deliver to Bank, promptly and in any event within thirty (30) days of filing the same with the Internal Revenue Service, a copy of each federal income tax return filed while this Guaranty remains in effect. In addition, Guarantor shall deliver to Bank, on or before July 1 during each year in which this Guaranty remains in effect, a balance sheet and statement of profit and loss for Guarantor prepared by a certified public accountant which fairly presents the financial position of Guarantor as of the end of its most recent fiscal year.

                 13. Condition of Company. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Company's request; (b) Guarantor has established adequate





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
means of obtaining from Company on a continuing basis financial and other information pertaining to Company's business; and (c) Guarantor is now and will be completely familiar with the business, operation and condition of Company and its assets. Guarantor hereby waives and relinquishes any duty on the part of Bank to disclose to Guarantor any matter, fact or thing relating to the business, operation or condition of Company and its assets now known or hereafter known by Bank during the life of this Guaranty. With respect to any indebtedness of Company to Bank, Bank need not inquire into the powers of Company or the officers or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 14. Deeds of Trust on Real Property. In the event that all or a portion of the Indebtedness of Company to Bank is or may be secured by deeds of trust covering certain interests in real property, Guarantor authorizes Bank, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to foreclose any and all of the deeds of trust by nonjudicial sale. Guarantor expressly waives any defense to the recovery by Bank against Guarantor of any deficiency after a nonjudicial sale, even though such a sale may preclude Guarantor from obtaining reimbursement from Company. Guarantor waives all suretyship defenses it would otherwise have under Texas law or under the laws of any other state. Guarantor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property subject to any of the deeds of trust securing the Indebtedness, and Guarantor's failure to receive any such notice shall not impair or affect Guarantor's liability hereunder.

                 15. Effect of Waivers. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with Guarantor's full knowledge of their significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.

                 16. Notices. All notices, requests, demands, directions and other communications provided for in this Guaranty must be in writing and must be mailed, telegraphed, delivered or sent by Telex or cable to the appropriate party at its address as follows:

                 If to Guarantor:

                                  Charles King & Associates
                                  3000 Sand Hill Road, Building 4, Suite 245
                                  Menlo Park, California 94025
                                  Attention:  Charles W. King, Jr.

                          with a copy to:

                                  Gerald Wright, Esq.
                                  General Counsel
                                  Radiation Sterilizers, Incorporated
                                  3000 Sand Hill Road, Building 4, Suite 245
                                  Menlo Park, California 94025

                 If to Bank:

                                  Wells Fargo Bank, N.A.
                                  Real Estate Industries Group
                                  2055 Gateway Place, Suite 200
                                  San Jose, California 95110
                                  Attention:       George Huxtable
                                                   Vice President

                          with a copy to:

                                  Sheppard, Mullin, Richter & Hampton
                                  333 South Hope Street, 48th Floor
                                  Los Angeles, California 90071
                                  Attention: Robert E. Williams

Addresses for purposes of notice may be changed from time to time by written notice sent to the other parties in accordance with this Section 16. Any notice, request, demand, direction or other communication given by telegram, Telex or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. If any notice, request, demand, direction or other communication is given by mail it will be effective upon the earlier of (a) 96 hours after deposit in the U.S. Mail, certified or registered mail, return receipt requested postage prepaid or (b) actual receipt, as indicated by the return receipt; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by Telex, when sent; or if given by personal delivery, when delivered.

                 17. Successors and Assigns. This Guaranty shall bind the successors and assigns of Guarantor, and shall inure to Bank's successors and assigns.

                 18. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas.

                 19. Amendments. Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged or terminated except by an instrument in writing duly signed by or on behalf of Bank and Guarantor.

                 20. Severability. In case any right of Bank herein shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other right granted hereby.

                 21. Miscellaneous. All words used herein in the singular shall be deemed to have been used in the plural, and all words used herein in the plural shall be deemed to have been used in the singular, where the context and construction so require. The section headings in this Guaranty are for convenience of reference only and shall not limit or otherwise affect the provisions of this Guaranty. This Guaranty may be executed in any number of counterparts.

                 22. Rights Cumulative. All of Bank's rights hereunder are cumulative and not exclusive.

                 23. Accounting Terms. All accounting terms not specifically defined in this Guaranty shall be construed in conformity with, and all financial data required to be submitted by this Guaranty shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

                 24. Actions. In the event that either Bank or Guarantor shall bring an action against the other to interpret or enforce the terms or provisions of this Guaranty, the Reimbursement Agreements or any of the other Loan Documents, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs as awarded by a court of competent jurisdiction, whether or not such action is prosecuted to final judgment.

                 25.     Condemnation.

                 Guarantor hereby assigns to Bank and Trustee, for their equal and ratable benefit, as security for all obligations secured by the Guaranty Deeds of Trust from time to time, all compensation, awards and other amounts payable to Guarantor in connection with any taking of any portion of any of the Guaranty Properties for public use, and any proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith (collectively, "Compensation"). Guarantor shall deliver all Compensation to Bank immediately upon receipt. In the event Bank chooses, in its sole and absolute discretion, to waive the Event of Default described in
Section 11.1(g) of the Series A Reimbursement Agreement, any Compensation received by Bank shall be (i) disbursed to Guarantor for repairs and reconstruction and/or (ii) paid to Guarantor and/or (iii) applied by Bank and/or Trustee against Guarantor's obligations (or held as security therefor), in accordance with the rights, procedures and other provisions set forth in
Section 10.3, above, for the application of casualty insurance proceeds; and the requirements set forth in Sections 10.3.2(b), and 10.3.2.3, respectively, with regard to Guarantor's deposit of Shortfall Funds and additional collateral shall also apply.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        "Guarantor":

                                        CHARLES KING & ASSOCIATES, a
                                        California limited partnership


                                        By /s/ CHARLES W. KING JR
                                          ------------------------------
                                          CHARLES W. KING JR
                                          ------------------------------
                                          Printed Name and Title
                                          GENERAL PARTNER